Exhibit 99.2

Q3 2019 Earnings Call October 29, 2019

Industry Data and Forward-Looking Statements Disclaimer

- Broadwind obtained the industry and market data used throughout this presentation from our own research, internal surveys and studies conducted by third parties, independent industry associations or general publications and other publicly available information. Independent industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy or completeness of such information. Forecasts are particularly likely to be inaccurate, especially over long periods of time. We are not aware of any misstatements in the industry data we have presented herein, but estimates involve risks and uncertainties and are subject to change based on various factors beyond our control.
- Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following: (i) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants and state renewable portfolio standards as well as new or continuing tariffs on steel or other products imported into the United States; (ii) our customer relationships and our substantial dependency on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units; (iii) our ability to continue to grow our business organically and through acquisitions; (iv) the production, sales, collections, customer deposits and revenues generated by new customer orders and our ability to realize the resulting cash flows; (v) the sufficiency of our liquidity and alternate sources of funding, if necessary; (vi) our ability to realize revenue from customer orders and backlog; (vii) our ability to operate our business efficiently, comply with our debt obligations, manage capital expenditures and costs effectively, and generate cash flow; (viii) the economy and the potential impact it may have on our business, including our customers; (ix) the state of the wind energy market and other energy and industrial markets generally and the impact of competition and economic volatility in those markets; (x) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; [(xi) competition from new or existing industry participants including, in particular, increased competition from foreign tower manufacturers with access to lower cost steel]; (xii) the effects of the change of administrations in the U.S. federal government; (xiii) our ability to successfully integrate and operate companies and to identify, negotiate and execute future acquisitions; (xiv) the potential loss of tax benefits if we experience an "ownership change" under Section 382 of the IRC; (xv) the limited trading market for our securities and the volatility of market price for our securities; and (xvi) the impact of future sales of our common stock or securities convertible into our common stock on our stock price. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change.
- This presentation contains non-GAAP financial information. We believe that certain non-GAAP financial measures may provide users of this financial information with meaningful comparisons between current results and results in prior operating periods. We believe that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain infrequently occurring or non-operational items that impact the overall comparability. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with GAAP. Please see our earnings release dated October 29, 2019 for a reconciliation of certain non-GAAP measures presented in this presentation.

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Q3 2019 Highlights ▪ Q3 orders total $ 77M - strong tower demand and record quarterly orders for other heavy fabrications ▪ Backlog rises to $175 million at September 30 th ▪ Q3 2019 revenue of $46.1 million up 47% from prior year ▪ Q3 2019 net loss per share of $. 06, all operating segments profitable ▪ $1.9M Non - GAAP Adjusted EBITDA ▪ Net Debt declines to $11.5M, liquidity improves to $ 19.2M 3

Orders and Backlog ($ Millions) Orders ▪ Tower orders up sharply in Q3, customer diversification progress on track ▪ Increased strategic focus on heavy fabrications for mining, construction, other ▪ Gearing orders down YoY due to 2018 spike from O&G customers, lead times shrinking ▪ Process Systems: New Gas Turbine content orders strengthened Backlog $175M Q3 18 Q3 19 YTD 18 YTD 19 YTD 19 Book:Bill Towers & Heavy Fabrications 4.6 65.6 24.3 174.4 1.9 Gearing 11.5 5.9 33.0 18.6 .7 Process Systems 3.5 5.1 9.2 12.2 1.1 Total $19.7 $76.5 $66.5 $205.1 1.6 4 Towers and Heavy Fabrications Gears Process Systems

Industry and Customer Diversification 5 YTD Orders Customer and Product Expansion (in millions) T12M Revenue by Industry (in millions) O&G Aftermarket Wind Industrial Steel $40M target O&G Mining Industrial Steel Construction Wind Wind

Diversification of BWEN Customer Base 6 Non - SGRE Tower OEM #1 2016 FY Orders - $165M Tower OEM #1 2019 Sept YTD Orders - $205M *Tower OEM #1 orders based on PO’s received during the period

Market Outlook – US Wind 7 ▪ ‘20 - 22 forecast installations increased by ~ 25% to 33 GW ▪ Strong interest for 80% PTC lifting ’21 demand ▪ State - level Renewable Energy Portfolio standards and Corporate/Industrial buyers driving expected installations increase Corporate and Industrial Demand Source : AWEA GW Installations Source : Wood Mackenzie Global Wind Market Outlook Update – Q3 2019 Forecast

Overview of Other Markets 8 Mining Oil and Gas Steel Other Industrial • Strong demand from both gearing and heavy fab customers; expanding content with key customers • Gearing: fracking surge has subsided • Process Systems: Gas turbine volumes recovering • Capital spending slowing due to recent market softness • Expanding customer base for gearing

Current Focus 9 ▪ Complete systems investments to support broader, more complex sales mix ▪ Managing through supply chain and labor challenges to protect production slots and support near record Tower segment revenue in ‘20 - ’21 ▪ Careful management of economically sensitive Gearing segment – boosting repair capabilities ▪ Complete re - branding study to reposition business consistent with our diversification strategy

Towers and Heavy Fabrications Q3 18 Q3 19 YTD 18 YTD 19 Orders ($M) $4.6 $65.6 $24.3 $174.4 Sections Sold (#) 132 243 476 632 Revenue ($M) 18.8 33.8 62.6 91.1 Operating Inc/(Loss) ($M) (0.9) 0.7 (2.4) 0.8 - % of Sales (4.8)% 2.1% (3.8)% .9% EBITDA* ($M) 0.7 1.8 2.4 4.4 - % of Sales 3.7% 5.4% 3.8% 4.8% Q3 Results ▪ Securing tower orders for ‘20 production, margins improving ▪ Mining, construction and other industrial activity levels strong, 1.9 YTD B2B ▪ Q3 ‘19 tower sections sold up sequentially and YoY ▪ $4.4M YTD EBITDA ▪ Supply chain and labor challenges stressing production flow * Reconciliation to non - GAAP measure included in Appendix 10 1439 820 540 476 632 2016 2017 2018 2018 9mos 2019 9mos Tower Section Sales Capacity $0 $5 $10 $15 $20 2016 2017 2018 2019 Est Heavy Fabrication Revenue (in M’s) Strategic Focus

Gearing Q3 Results ▪ Orders down due to surge in O&G orders in 2018, diversification efforts partially offsetting ▪ Improved mix and pricing offsetting revenue decline ▪ End market diversification improved YoY ▪ EBITDA $1.1M – sustained operational improvement * Reconciliation to non - GAAP measure included in Appendix 11 0.0 2.0 4.0 6.0 8.0 10.0 12.0 2015 2016 2017 Q1 18 Q2 18 Q3 18 Q4 18 Q1 19 Q2 19 Q3 19 $M Gearing Revenue by Market Wind Industrial Steel Mining Oil & Gas Q3 18 Q3 19 YTD 18 YTD 19 Orders ($M) $11.5 $5.9 $33.0 $18.6 Revenue ($M) 10.1 8.0 27.5 27.3 Operating Inc/(Loss) ($M) 0.3 0.5 (0.9) 2.8 - % of Sales 3.0% 6.3% (3.3)% 10.3% EBITDA* ($M) 1.0 1.1 1.0 4.6 - % of Sales 9.9% 13.8% 3.6% 16.8% Strategic Focus $0 $5 $10 $15 $20 2016 2017 2018 2019 Est Gearbox Revenue (in M’s)

Process Systems * Reconciliation to non - GAAP measure included in Appendix Q3 Results ▪ Higher orders YoY due to new gas turbine content for an international customer ▪ Revenue up $1.6M YoY, reflecting increased order activity ▪ Targeted price increases, labor management boosting margins in 2019 Priorities ▪ Progress Red Wolf customer diversification ▪ Expand share with existing customers ▪ Leverage other BWEN businesses to expand into manufacturing support modules for power applications 12 Diverse Q3 18 Q3 19 YTD 18 YTD 19 Orders ($M) $3.5 $5.1 $9.2 $12.2 Revenue ($M) 2.7 4.3 8.3 10.6 Operating Inc/(Loss) ($M) (0.8) 0.1 (6.7) (.1) EBITDA* ($M) (0.4) 0.3 (0.5) 0.3 0.0 1.0 2.0 3.0 4.0 5.0 6.0 Q1 '17 Q2 '17 Q3 '17 Q4 '17 Q1 '18 Q2 '18 Q3 ' 18 Q4 '18 Q1 '19 Q2 '19 Q3 '19 Orders by Product Line (in M's) Aftermarket New Gas Turbine Diverse

BWEN Consolidated Financial Results Q3 Comparison: ▪ YoY Sales increases driven predominantly by recovery in tower demand ▪ Margin pressure due to global competition for towers ▪ Gross profit up YoY due to improved productivity and plant utilization, mix and pricing also driving ▪ All operating segments deliver positive operating income ▪ Q3 ‘18 loss per share included a $.14/share benefit due to the NMTC loan forgiveness 13 Q3 18 Q3 19 YTD 18 YTD 19 Total Sales $31.4 $46.1 $98.2 $129.0 Gross Profit 1.5 4.0 3.6 11.4 Gross Profit % 4.7% 8.7% 3.6% 8.9% Recurring Operating Expenses 4.1 4.3 12.7 12.4 One - time items 0.0 0.0 3.8 0.0 Total Operating Expenses 4.1 4.3 16.5 12.4 Operating Income (Loss) (2.6) (.3) (12.9) (1.0) % of sales (8.3)% (0.6)% (13.1)% (0.7)% Adj. EBITDA 0.2 1.9 0.7 5.5 % of sales 0.6% 4.0% 0.7% 4.3% EPS, Continuing $(.05) $(.06) $(.76) $(.18) $M except as noted otherwise

Operating Working Capital (OWC) ▪ ~$17M decrease in operating working capital due to increased Tower deposits and consumption of pre - buy steel ▪ OWC as a % of sales expected to be sub 10% in Q4 ▪ Cash conversion cycle reduction on track * Operating Working Capital = Trade A/R + Inventories – Trade Payables – Customer Deposits 12/31/18 6/30/19 9/30/19 DSO 59 45 45 Inv. Turns 4.9 4.2 5.4 DPO 38 38 39 Cash Conv. (days) 16 53 13 OWC $M 5.0 22.0 5.2 OWC* Historical Trend – % of sales OWC* Management 14 -5% 0% 5% 10% 15% 20%

Balance Sheet and Capital Expenditures Capital Expenditures (in Millions) ▪ Cash applied to balance on credit line ▪ Working Capital improvement: Working down pre - buy steel + Deposit increase ▪ $35M credit line had $19M of additional availability at quarter - end, up $11M sequentially ▪ 2020 capital expenditures ~2 - 3% of sales 15 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 2016 2017 2018 2019 YTD Unfinanced Financed In Millions 12/31/18 6/30/19 9/30/19 Cash Assets $1.2 $0.1 $0.0 Accounts Receivable 17.5 20.3 22.9 Inventory 22.7 35.8 31.2 PPE 49.1 48.2 47.0 Other 8.7 24.9 24.9 Total Assets 99.2 129.3 126.0 Accounts Payable 11.6 15.5 17.9 Customer Deposits 23.5 18.6 31.1 Line of Credit 11.0 26.6 8.7 Debt + Finance Leases 3.9 3.3 2.8 Other 5.8 23.1 23.7 Total Liabilities 55.8 87.1 84.2 Equity 43.4 42.2 41.8

Q3 Summary and Guidance ▪ Q3 2019: Exceeded Revenue and EBITDA ▪ Q4 2019: Tower volume improving, but margin and supply chain pressures remain - Revenue >$50M and EBITDA ~$1.5 - 2M 16

Appendix

Consolidated	Three Months Ended September 30,		Nine Months Ended September 30,	
	2019	2018	2019	2018
Loss from Continuing Operations	$ (898)	$ (750)	$ (2,959)	$ (11,644)
Interest Expense	609	372	1,919	1,022
Income Tax Provision/(Benefit)	28	13	62	(20)
Depreciation and Amortization	1,616	2,284	5,006	6,990
Share-based Compensation and Other Stock Payments	496	370	1,425	1,214
Restructuring Costs	-	157	12	424
Impairment Charges	-	-	-	4,993
NMTC Extinguishment Gain	-	(2,249)	-	(2,249)
Adjusted EBITDA (Non-GAAP)	$ 1,851	$ 197	$ 5,465	$ 730

Towers and Heavy Fabrications Segment	Three Months Ended September 30,		Nine Months Ended September 30,	
	2019	2018	2019	2018
Net Income/(Loss)	$ 476	$ (722)	$ 427	$ (1,985)
Interest Expense	61	50	190	131
Income Tax Provision/(Benefit)	156	(214)	157	(587)
Depreciation and Amortization	951	1,280	3,024	3,917
Share-based Compensation and Other Stock Payments	187	163	566	497
Restructuring Expense	-	157	12	424
Adjusted EBITDA (Non-GAAP)	$ 1,831	$ 714	$ 4,376	$ 2,397

Gearing Segment	Three Months Ended September 30,		Nine Months Ended September 30,	
	2019	2018	2019	2018
Net Income/(Loss)	$ 435	$ 344	$ 2,531	$ (949)
Interest Expense	61	2	256	7
Income Tax Provision	1	-	10	-
Depreciation and Amortization	507	566	1,472	1,742
Share-based Compensation and Other Stock Payments	110	77	304	220
Adjusted EBITDA (Non-GAAP)	$ 1,114	$ 989	$ 4,573	$ 1,020

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Appendix

Process Systems	Three Months Ended September 30,		Nine Months Ended September 30,	
	2019	2018	2019	2018
Net Income/(Loss)	$ 134	$ (2,340)	$ (140)	$ (6,185)
Interest Expense	1	1	2	1
Income Tax Provision/(Benefit)	3	1,553	17	(498)
Depreciation and Amortization	123	385	367	1,160
Share-based Compensation and Other Stock Payments	15	8	41	38
Impairment Expense	-	-	-	4,993
Adjusted EBITDA (Non-GAAP)	$ 276	$ (393)	$ 287	$ (491)

Corporate and Other	Three Months Ended September 30,		Nine Months Ended September 30,	
	2019	2018	2019	2018
Loss from continuing operations	$ (1,943)	$ 1,968	$ (5,777)	$ (2,525)
Interest Expense	486	319	1,471	883
Income Tax Provision/(Benefit)	(132)	(1,326)	(122)	1,065
Depreciation and Amortization	35	53	143	171
Share-based Compensation and Other Stock Payments	184	122	514	459
NMTC Extinguishment Gain	-	(2,249)	-	(2,249)
Adjusted EBITDA (Non-GAAP)	$ (1,370)	$ (1,113)	$ (3,771)	$ (2,196)

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Broadwind Energy is a precision manufacturer of structures, equipment & components for clean tech and other specialized applications . www.BWEN.com 19